As filed with the Securities and Exchange Commission on January 31, 2002.
                                                      Registration No. 333-72500
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 5

                                       TO
                                    FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        MILLENNIUM BANKSHARES CORPORATION
                 (Name of Small Business Issuer in Its Charter)

             Virginia                            6021                     54-1920520
   (State or Other Jurisdiction      (Primary Standard Industrial      (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)     Identification No.)

                              1601 Washington Plaza
                             Reston, Virginia 20190
                                 (703) 464-0100
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                                Thomas J. Chmelik
                                    Treasurer
                        Millennium Bankshares Corporation
                              1601 Washington Plaza
                             Reston, Virginia 20190
                                 (703) 464-0100
            (Name, Address and Telephone Number of Agent For Service)

                          Copies of Communications to:
                           John M. Oakey, III, Esquire
                        Williams, Mullen, Clark & Dobbins
                        1021 East Cary Street, 16th Floor
                            Richmond, Virginia 23219
                                 (804) 643-1991


         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|__________
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|__________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation a written undertaking to repay any advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.


Item 25.     Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee.....................$2,315 *
National Association of Securities Dealers Examination Fee...............1,426 *
Nasdaq SmallCap Market Listing Fee.......................................6,000
Printing Expenses.......................................................18,000
Accounting Fees and Expenses............................................32,000
Legal Fees and Expenses.................................................65,000
Blue Sky Fees and Expenses..............................................15,000
Miscellaneous Expenses...................................................5,259

Total.................................................................$145,000
                                                                       =======
---------------
* Represents actual expenses. All other expenses are estimates.

         In addition, the Registrant has purchased and maintains insurance for each of its directors and officers in order to indemnify them against certain liabilities that they may incur as a director or officer of the Registrant, including liabilities that he or she may incur in the registration, offering or sale of the securities that this Registration Statement covers. The premiums that the Registrant pays in connection with such insurance totals approximately $17,000 per year.


Item 26.     Recent Sales of Unregistered Securities

         The Registrant has sold  unregistered  securities within the past three
(3) years as follows:

         In March 1999, the Registrant sold 826,640 shares of its Common Stock in a private offering to 138 investors. In addition, the Registrant issued, for each share of Common Stock purchased, a warrant to acquire one share of Common Stock at an exercise price of $10.00 per share (or $5.00 per share, as adjusted for a two-for-one stock split in October 2001). The offering price for each share and the accompanying warrant was $10.00 (or $5.00, as adjusted), or a total of $8,266,400 in the private offering. The Registrant did not have an underwriter in connection with this private offering. The Registrant relied upon Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), for the exemption from registration for the issuance of the shares and warrants in this private offering. Each investor in this private offering met the sophistication requirements contained in Rule 506 of Regulation
D. Of the 138 investors, it was determined that 113 were accredited investors and 25 were not accredited investors within the meaning of Regulation D.

         On September 2, 1999, the Registrant granted to certain of its key employees options to acquire a total of 169,500 shares of its Common Stock at an exercise price of $10.00 per share (or $5.00 per share, as adjusted for a two-for-one stock split in October 2001). The Registrant relied upon Rule 701 under the Securities Act for the exemption from registration for the grant of these options.

         On February 9, 2000, the Registrant granted to certain of its key employees options to acquire a total of 209,366 shares of its Common Stock at an exercise price of $10.00 per share (or $5.00 per share, as adjusted for a two-for-one stock split in October 2001). The Registrant relied upon Rule 701 under the Securities Act for the exemption from registration for the grant of these options.

         On January 10, 2001, the Registrant granted to its directors options to acquire a total of 20,270 shares of its Common Stock at an exercise price of $10.00 per share (or $5.00 per share, as adjusted for a two-for-one stock split in October 2001). The Registrant relied upon Section 4(2) of the Securities Act and Rule 701 under the Securities Act for the exemption from registration for the grant of these options.

         On January 25, 2001, the Registrant granted to certain of its key employees options to acquire a total of 33,066 shares of its Common Stock at an exercise price of $10.00 per share (or $5.00 per share, as adjusted for a two-for-one stock split in October 2001). The Registrant relied upon Rule 701 under the Securities Act for the exemption from registration for the grant of these options.

         On February 8, 2001, the Registrant granted to certain of its key employees options to acquire a total of 343,330 shares of its Common Stock at an exercise price of $10.00 per share (or $5.00 per share, as adjusted for a two-for-one stock split in October 2001). The Registrant relied upon Rule 701 under the Securities Act for the exemption from registration for the grant of these options.

         In February and March 2001, the Registrant sold 297,349 shares of its Common Stock in a private offering to 95 investors, some of whom were existing shareholders. The offering price was $10.00 per share (or $5.00 per share, as adjusted for a two-for-one stock split in October 2001), or a total of $2,973,490 in the private offering. The Registrant did not have an underwriter in connection with this private offering. The Registrant relied upon Rule 506 of Regulation D under the Securities Act for the exemption from registration for this private offering. Each investor in this private offering met the sophistication requirements contained in Rule 506 of Regulation D. Of the 95 investors, it was determined that 83 were accredited investors and 12 were not accredited investors within the meaning of Regulation D. The Registrant subsequently offered each investor the right to rescind his or her investment and the opportunity to reaffirm his or her investment. The Registrant relied upon Rule 506 of Regulation D under the Securities Act for the exemption from registration for the additional private offering involved.

         On September 1, 2001, the Registrant granted to certain of its key employees options to acquire a total of 20,000 shares of its Common Stock at an exercise price of $10.00 per share (or $5.00 per share, as adjusted for a two-for-one stock split in October 2001). The Registrant relied upon Rule 701 under the Securities Act for the exemption from registration for the grant of these options.

         On January 16, 2002, the Registrant granted to its directors options to acquire a total of 13,250 shares of its Common Stock at an exercise price of $5.00 per share. The Registrant relied upon Section 4(2) of the Securities Act and Rule 701 under the Securities Act for the exemption from registration for the grant of these options.

Item 27.     Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

Exhibit No.                       Description
----------                        -----------

    1.1           Form of Underwriting Agreement*
    1.2           Form of Selected Dealer Agreement**

    3.1           Articles of Incorporation (restated in electronic format)*
    3.2           Bylaws*
    4.1           Form of Common Stock Certificate*
    4.2           Form of Warrant Agreement*
    5             Opinion of Williams, Mullen, Clark & Dobbins, P.C.**
    10.1          Employment  Contract,  dated as of February  8, 2001,  between
                  Millennium Bankshares Corporation, Millennium Bank and Carroll
                  C. Markley*
    10.2          Form  of  Employee  Stock  Option  of  Millennium   Bankshares
                  Corporation*
    21            List of Subsidiaries*
    23.1          Consent of Williams,  Mullen, Clark & Dobbins,  P.C. (included in Exhibit 5 above)*

    23.2          Consent of Thompson, Greenspon & Co., P.C.*

    24            Powers of Attorney (included on signature page)*

--------------------------
*    Previously filed.
**   Filed herewith.


Item 28.     Undertakings

         The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The small business issuer will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Fairfax, Commonwealth of Virginia, on January 31, 2002.


                             MILLENNIUM BANKSHARES CORPORATION



                             By:   /s/ Carroll C. Markley
                                 ------------------------------------------
                                 Carroll C. Markley
                                 Chairman, President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                  Signature                                       Title                              Date
                  ---------                                       -----                              ----


          /s/ Carroll C. Markley                         Chairman, President and               January 31, 2002
-------------------------------------------              Chief Executive Officer
             Carroll C. Markley                       (Principal Executive Officer)



           /s/ Thomas J. Chmelik                                Treasurer                      January 31, 2002
-------------------------------------------         (Principal Financial Officer and
              Thomas J. Chmelik                       Principal Accounting Officer)



-------------------------------------------                     Director
              Bronson Ford Byrd



                      *                                         Director                       January 31, 2002
-------------------------------------------
             L. James D'Agostino



                                                                Director
-------------------------------------------
              Andrew E. Kauders



                  Signature                                       Title                              Date
                  ---------                                       -----                              ----



                                                                Director
-------------------------------------------
                 Jay W. Khim



                                                                Director
-------------------------------------------
              Stewart R. Little



                                                                Director
-------------------------------------------
               David B. Morey



                     *                                          Director                       January 31, 2002
-------------------------------------------
              Arthur J. Novick



                     *                                          Director                       January 31, 2002
-------------------------------------------
              Gregory L. Oxley



                                                                Director
-------------------------------------------
              Rolando J. Santos



                                                                Director
-------------------------------------------
               Robert T. Smoot



                     *                                          Director                       January 31, 2002
-------------------------------------------
               Derek A. Tidman



                     *                                          Director                       January 31, 2002
-------------------------------------------
             Ronald W. Torrence


                  Signature                                       Title                              Date
                  ---------                                       -----                              ----



                     *                                          Director                       January 31, 2002
-------------------------------------------
              Douglas K. Turner




         * Thomas J. Chmelik, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of this Registration Statement.



Date:  January 31, 2002                   /s/ Thomas J. Chmelik
                                          --------------------------------------
                                          Thomas J. Chmelik
                                          Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                    Description
----------                     -----------

    1.1           Form of Underwriting Agreement*

    1.2           Form of Selected Dealer Agreement**

    3.1           Articles of Incorporation (restated in electronic format)*

    3.2           Bylaws*

    4.1           Form of Common Stock Certificate*

    4.2           Form of Warrant Agreement*

    5             Opinion of Williams, Mullen, Clark & Dobbins, P.C.**

    10.1 Employment Contract, dated as of February 8, 2001, between Millennium Bankshares Corporation, Millennium Bank and Carroll
                  C. Markley*

    10.2          Form  of  Employee  Stock  Option  of  Millennium   Bankshares
                  Corporation*

    21            List of Subsidiaries*

    23.1 Consent of Williams, Mullen, Clark & Dobbins, P.C. (included in Exhibit 5 above)*

    23.2          Consent of Thompson, Greenspon & Co., P.C.*

    24            Powers of Attorney (included on signature page)*

___________________________
*    Previously filed.
**   Filed herewith.